Exhibit 10.1
Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
AIA Document A201 – 1997
General Conditions of the Contract for Construction

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
for the following PROJECT:
(Name and location or address):
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555
THE OWNER:
(Name and address):
HF Logistics-SKX T1, LLC
14225 Corporate Way
Moreno Valley, California 92553
THE ARCHITECT:
(Name and address):
“Vertical Architect”:
HPA, Inc.
18831 Bardeen Avenue, Suite 100
Irvine, California 92612
“Civil Engineer”:
RBF Consulting
14725 Alton Parkway
Irvine, Ca 92618
(949) 855-5716
“Landscape Architect”:
Mission Landscape Architecture
16361 Scientific Way
Irvine, CA 92618
(949) 224-0044
TABLE OF ARTICLES

1	GENERAL PROVISIONS	11

2	OWNER	13

3	CONTRACTOR	15

4	ADMINISTRATION OF THE CONTRACT	22

5	SUBCONTRACTORS	27

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS	29

7	CHANGES IN THE WORK	30

8	TIME	32

9	PAYMENTS AND COMPLETION	33

10	PROTECTION OF PERSONS AND PROPERTY	41

11	INSURANCE AND BONDS	43

12	UNCOVERING AND CORRECTION OF WORK	44

13	MISCELLANEOUS PROVISIONS	45

14	TERMINATION OR SUSPENSION OF THE CONTRACT	47

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
INDEX
(Numbers and Topics in Bold are Section Headings)
Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
4.2.3, 10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1, 9.5.1, 10.2.5, 13.4.2, 13.7, 14.1
Addenda
1.1.1, 3.11
Additional Costs, Claims for
4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Additional Inspections and Testing
9.8.3, 12.2.1, 13.5
Additional Time, Claims for
4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT
3.1.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13, 4.5.1
Allowances
3.8
All-risk Insurance
11.4.1.1
Applications for Payment
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10, 11.1.3, 14.2.4, 14.4.3
Approvals
2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2, 13.5
Arbitration
4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10
Architect
4.1
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility
2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect’s Additional Services and Expenses
2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract
3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Architect’s Approvals
2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect’s Authority to Reject Work
3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright
1.6
Architect’s Decisions
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5,
4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1,
9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Architect’s Inspections
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect’s Instructions
3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
Architect’s Interpretations
4.2.11, 4.2.12, 4.3.6
Architect’s Project Representative
4.2.10
Architect’s Relationship with Contractor
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7, 3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Architect’s Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7
Architect’s Representations
9.4.2, 9.5.1, 9.10.1
Architect’s Site Visits
4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys’ Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 1.1.7, 5.2.1, 11.5.1
Boiler and Machinery Insurance
11.4.2
Bonds, Lien
9.10.2
Bonds, Performance, and Payment
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4, 4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1, 9.3.1.1, 9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9
Claim, Definition of
4.3.1
Claims and Disputes
3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4, 10.3.3
Claims and Timely Assertion of Claims
4.6.5
Claims for Additional Cost
3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2
Claims for Additional Time
3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2
Claims for Concealed or Unknown Conditions
4.3.4
Claims for Damages
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Claims Subject to Arbitration
4.4.1, 4.5.1, 4.6.1
Cleaning Up
3.15, 6.3
Commencement of Statutory Limitation Period
13.7
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6, 11.5.1
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1,
9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2,
12.2, 13.7
Compliance with Laws
1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4, 4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions
4.3.4, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 1.1.7, 6.1.1, 6.1.4
Consent, Written
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor’s
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
4.3.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.4.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Contract Documents, The
1.1, 1.2
Contract Documents, Copies Furnished and Use of
1.6, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4, 14.3.2
Contract Sum, Definition of
9.1
Contract Time
4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2, 8.3.1,
9.5.1, 9.7, 10.3.2, 12.1.1, 14, 3.2
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor’s Construction Schedules
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contractor’s Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1,
Contractor’s Liability Insurance

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12, 1.2, 12.2.4
Contractor’s Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.4.1.2, 11.4.7, 11.4.8
Contractor’s Relationship with the Architect
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Contractor’s Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor’s Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Contractor’s Review of Contract Documents
1.5.2, 3.2, 3.7.3
Contractor’s Right to Stop the Work
9.7
Contractor’s Right to Terminate the Contract
4.3.10, 14.1
Contractor’s Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2
Contractor’s Superintendent
3.9, 10.2.6
Contractor’s Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14
Contractual Liability Insurance
11.1.1.8, 11.2, 11.3
Coordination and Correlation
1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.6, 2.2.5, 3.11
Copyrights
1.6, 3.17
Correction of Work
2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.6
Costs
2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3, 11.4, 12.1, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
6.2.5, 3.14
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1, 11.4, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
Damages, Claims for
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Defective Work, Definition of
3.5.1
Definitions
1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Disputes
4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
1.1.1, 1.3, 2.2.5, 3.11, 5.3
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
4.3.5, 10.6, 14.1.1.2
Employees, Contractor’s
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2, 1.1
Equipment, Labor, Materials and
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4 ..2.7, 5.2.1, 6.2.1, 7.3.6, 9.3, 2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Execution and Progress of the Work

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7, 3.10, 11.2, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4, 8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3
Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Failure of Payment
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Financial Arrangements, Owner’s
2.2.1, 13.2.2, 14.1.1.5
Fire and Extended Coverage Insurance
11.4
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3, 10.5
Identification of Contract Documents
1.5.1
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Injury or Damage to Person or Property
4.3.8, 10.2, 10.6
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4, 2, 9.8.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2
Insurance
3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 9.10.5, 11
Insurance, Boiler and Machinery
11.4.2
Insurance, Contractor’s Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.4.3
Insurance, Owner’s Liability
Insurance, Project Management Protective Liability
11.3
Insurance, Property
10.2.5, 11.4
Insurance, Stored Materials
9.3.2, 11.4.1.4
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1, 11.4.1.5
Insurance Companies, Settlement with
11.4.10
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written
4.2.11, 4.2.12, 4.3.6
Joinder and Consolidation of Claims Required
4.6.4
Judgment on Final Award
4.6.6
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2, 4, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Liens
2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.10
Limitation on Consolidation or Joinder
4.6.4
Limitations, Statutes of
4.6.3, 12.2.6, 13.7
Limitations of Liability
2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.10.4, 10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Loss of Use Insurance
11.4.3
Material Suppliers
1.6, 3.12.1, 4.2.4, 4.2.6, 5, 2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
10.2.4, 10.3, 10.5
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5, 1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic’s Lien
4.4.8
Mediation
4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.4.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Notice
2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2
Notice, Written
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 30.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Notice of Testing and Inspections
13.5.1, 13.5.2
Notice to Proceed
8.2.2
Notices, Permits, Fees and
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Contractor’s
1.5.2, 3.2, 3.7.3, 4.3.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.4.1.5
Orders, Written
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Owner’s Authority
1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10, 12.2.2, 12.3.1, 13.2.2, 14, 3, 14.4
Owner’s Financial Capability
2.2.1, 13.2.2, 14.1.1.5
Owner’s Liability Insurance
11.2
Owner’s Loss of Use Insurance
11.4.3
Owner’s Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner’s Right to Carry Out the Work
2.4, 12.2.4.14.2.2.2
Owner’s Right to Clean Up
6.3
Owner’s Right to Perform Construction and to Award
Separate Contracts
6.1
Owner’s Right to Stop the Work
2.3
Owner’s Right to Suspend the Work
14.3
Owner’s Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
Partial Occupancy or Use
9.6.6, 9.9, 11.4.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Payment, Final
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Payments, Progress
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Permits, Fees and Notices
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10

Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Progress Payments
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Project, Definition of the
1.1.4
Project Management Protective Liability Insurance
11.3
Project Manual, Definition of the
1.1.7
Project Manuals
2.2.5
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.4
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work
3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes
4.4, 4.5, 4.6
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3
Review of Contractor’s Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
4.6.2
Safety of Persons and Property
10.2, 10.6
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules,
1.4.1.2, 3.10, 3. Construction 12.1, 3.12.2, 4.3.7.2, 6.1.3
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1, 11.4.7, 12.1.2, 12.2.5
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
Site Visits, Architect’s
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6
Specifications, The
1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
4.6.3, 12.2.6, 13.7
Stopping the Work
2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1, 14.3.2
Submittals
1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of
6.1.1, 11.4.5, 11.4.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2, 3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.7
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
4.3.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4, 3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14
Surety
4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.4
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor
4.3.10, 14.1
Termination by the Owner for Cause
4.3.10, 5.4.1.1, 14.2
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2, 1, 13.5
TIME
8
Time, Delays and Extensions of
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Time Limits
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11, 4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Time Limits on Claims
4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions
4.3.4, 8.3.1, 10.3
Unit Prices
4.3.9, 7.3.3.2
Use of Documents
1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
4.3.10, 9.10.5, 11.4.7, 13.4.2
Waiver of Claims by the Owner
4.3.10, 9.9.3, 9.10.3, 9, 10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4
Waiver of Consequential Damages
4.3.10, 14.2.4
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.4.5, 11.4.7
Warranty
3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1.3
Weather Delays

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
4.3.7.2
Work, Definition of
1.1.3
Written Consent
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
Written Interpretations
4.2.11, 4.2.12, 4.3.6
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
ARTICLE 1 GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, including Addendum A, Exhibits, including the Conditions of Approval from City of Moreno Valley (“Conditions of Approval”) and the January 7, 2010 Settlement Agreement with the Sierra Club (“Settlement Agreement”) further set out in Exhibit “G” except to the extent indicated in the Contract Documents to be the responsibility of others, other documents listed in this Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Owner. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of Addenda relating to bidding requirements).
§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor.
§ 1.1.3 THE WORK
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project. The Work shall include all labor, services, supervision, materials, supplies, fixtures, tools, equipment, transportation, parking, material lay down area, jobsite security, preconstruction services (including without limitation: estimating, budgeting, scheduling, and consultation on materials, constructability, reliability and maintenance and value engineering) and all other items necessary to construct and complete the Project pursuant to the Contract Documents, including all items, construction and services inferable from the Contract Documents in order to complete the Work in full compliance with the Contract Documents, including but not limited to The Conditions of Approval and terms of the Settlement Agreement as detailed in Ex. G, and all applicable laws, regulations, ordinances and codes pertaining to the Work.
§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.
§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.
§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 1.1.7 THE PROJECT MANUAL
The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.
§ 1.1.8 (Not Used)
§ 1.1.9 The term “Final Completion” means that all Work has been completed in accordance with the Contract Documents to the satisfaction of Owner, Architect and all applicable governmental agencies (including Punch List items).
§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results. The Contract Documents shall be interpreted together and in harmony with one another. The Contractor must call any known conflict or discrepancy to the Owner’s attention, in writing, prior to executing this Agreement. In the case of any conflict between the Contract Documents regarding the obligations or responsibilities of Contractor, whichever document imposes the greater obligation on the Contractor shall be controlling.
§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.
§ 1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.
§ 1.2.4 The Drawings shall be accurately followed, preference being given to figured dimensions over scaled, and to large scale details over small scale drawings. In the case of an inconsistency between Drawings and Specifications or within either Document not clarified by addendum, the better quality or greater quantity of work shall be provided in accordance with the Owner’s direction. If there is any difference, conflict or discrepancy between two or more of the Contract Documents or between the Contract Documents whichever document imposes the greater obligation on the Contractor shall be controlling.
      In general, Drawings compliment Specifications as to the scope, quality and workmanship of the Work. Anything mentioned in the Specifications and not shown on the Drawings, or shown in the Drawings and not mentioned in the Specifications, shall be of like effect as if shown or mentioned or both. In case of a conflict or discrepancy on the Drawings or Specifications, the matter may, at Owner’s election, be promptly submitted by Owner to the Architect for resolution to the extent provided in Subsection 4.2.11. Any inconsistency or question of intent in any of the Contract Documents prepared by the Architect that cannot be resolved with reference to this Section shall be referred to Owner for interpretation before proceeding.
§ 1.3 CAPITALIZATION
§ 1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 1.4 INTERPRETATION
§ 1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.
§ 1.5 EXECUTION OF CONTRACT DOCUMENTS
§ 1.5.1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned, Documents upon request.
§ 1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed, including The Conditions of Approval and terms of the Settlement Agreement as detailed in Ex. G, and correlated personal observations with requirements of the Contract Documents.
§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.6.1 The Drawings, Specifications Shop Drawings, and other documents pertaining to the Work, including those in electronic form, prepared by the Architect and the Architect’s consultants and/or the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier are and shall remain the property of Owner. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect’s consultants, and Owner will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor’s record set, shall be returned or suitably accounted for to the Owner, on request, upon completion of the Work. The Drawings, Specifications, Shop Drawings, and other documents pertaining to the Work, including those in electronic form, prepared by the Architect and the Architect’s consultants and/or the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications, Shop Drawings, and other documents pertaining to the Work, including those in electronic form, prepared by the Architect and the Architect’s consultants and/or the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier appropriate to and for use in the execution of their Work under the Contract Documents. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Owner’s or the Architect’s copyrights or other reserved rights. The Owner may, at any time, request Drawings, Specifications Shop Drawings, and other documents pertaining to the Work, including those in electronic form, prepared by the Architect and the Architect’s consultants and/or the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier to be provided in their original native format and each party is obligated to take whatever steps are necessary to effectuate the useful transfer of same immediately upon request.
ARTICLE 2 OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative. Owner’s representative will be responsible for communication and coordination with any and all professional service consultants engaged by Owner, including, but not limited to, architects, engineers, planners, designers and

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
any other specialized consultant. Contractor will direct questions regarding communication, coordination or contract management functions to Owner’s representative.
§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.
§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 The Owner shall, at the written request of the Contractor, prior to the commencement of the Work and thereafter as requested, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract including, but not limited to, 1) documentation from any and all lenders regarding the amount of loan proceeds authorized for the Contractor’s work, 2) confirmation of any Owner-supplied funds to be used to fund the Contractor’s work, as well as the source(s) of those funds (from members, investors, etc.), and 3) confirmation of the overall funds available and segregated for the Contractor’s work including an Owner’s contingency of not less than a total of $2.1 Million, including the $500,000 in Schedule D, when work on the Project commences. Furnishing such evidence shall be a condition precedent to commencement of continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.
§ 2.2.2 Except for permits and fees, including those required under Section 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.
§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.
§ 2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.
§ 2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.
§ 2.3 OWNER’S RIGHT TO STOP THE WORK
§ 2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, in addition to all other rights and remedies available to Owner, Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.
§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK
§ 2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents, including but not limited to delaying the Project and/or failing to meet the Construction

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a three day period. If the Contractor within such three day period after receipt of such second notice fails to commence and diligently continue to correct any deficiencies, the Owner may (provided that such notices shall not be applicable to Punch List Items (as defined below)) without prejudice to other remedies the Owner may have, correct such deficiencies and/or supplement Contractor’s labor forces with its own, if applicable. Such additional forces shall be directed and coordinated by Owner. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, and/or supplemental labor forces, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.
ARTICLE 3 CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.
§ 3.1.2 The Contractor shall expeditiously and diligently perform the Work in accordance with the Contract Documents in a sound and workmanlike manner and using new materials that are equal in quality to the best of their kind or as is specified in the Contract Documents and in sufficient quantities to ensure the proper and rapid execution of the Work.
§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Owner or the Architect in their administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.
§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.
§ 3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Owner, but it is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.
§ 3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Sections 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Sections 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.
§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and shall not proceed with that portion of the Work without further written instructions from the Owner. If the Contractor is then instructed in writing by Owner to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.
§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.
§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.
§ 3.3.4 Contractor will supervise, administer and protect the Work against loss or damage from any cause and will be responsible for all parts of the Work, temporary or permanent, finished or not, until Final Completion. Contractor will take reasonable precautions and maintain reasonable safeguards to protect against loss or damage to persons or property owing to weather conditions and arising out of its activities at or about the site including, without limitation, bracing and reinforcing where necessary and providing for guards with such guards at Owner’s discretion and cost, locks, fences, signs, barricades, lights and such other warning and security devices where appropriate. Except to the extent covered by property insurance required to be carried under Article 11, Contractor will bear and be liable for and Owner will not be responsible for any loss or damage to the Work and any material, equipment or other thing used in the Work or placed at the site including, but not limited to, loss or damage due to theft, trespass or vandalism before Final Completion of the Work.
§ 3.3.5 Contractor shall provide a Project office at the Project Site adequate for the personnel and office facilities of the Project staff and the Contractor, exclusive of Owner’s trailer.
§ 3.3.6 The Contractor shall conduct regularly scheduled (in no event less than weekly) job meetings, and special meetings as required, to be attended by the Architect, the Subcontractors and the Owner to discuss, among other things, such matters as procedures, progress, problems, coordination and scheduling.
§ 3.3.7 Contractor shall establish and maintain quality control procedures for all parts of the Work, and shall take measures to prevent the installation of any Work not in conformity with the Contract Documents, including, but not limited to, material or equipment not properly approved, suspend operations upon the installation thereof, and report promptly to the Owner that the particular Work or material fails to conform to the Contract Documents. Contractor shall ascertain that all tests of soils, cement, concrete, structural or reinforcing steel, or any other material or equipment required to be tested under the terms of the Contract Documents are performed by qualified consultants. Contractor shall employ a quality assurance and quality control program satisfactory to Owner.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise expressly provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
§ 3.4.2 The Contractor may make substitutions only with the prior written consent of the Owner, and in accordance with a Change Order.
§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.
§ 3.5 WARRANTY
§ 3.5.1 The Contractor warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. In addition, Contractor is fully responsible for obtaining for the Owner the warranties detailed in Exhibit J. If required by the Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. The Contractor’s warranty will be consistent with any manufacturer’s warranty or Subcontractor’s warranty. Contractor agrees that it will not cause, or allow any Subcontractor to install any product or use any procedure which voids any warranty. The Contractor is responsible for Subcontractors’ installation and/or non-performance on warranty work. The refusal of a Subcontractor or supplier to correct defective work for which it is responsible will not excuse the Contractor from performing under the Warranty. City of Moreno Valley shall have one (1) year warranty from time of final punch sign-off for Work performed on Redlands and Theodore.
In addition, the Contractor shall, within five (5) working days of written notice from Owner, proceed to commence and diligently proceed to complete the correction of any Work that fails to conform to the requirements of the Contract Documents and unconditionally guarantees and warrants that it shall correct any defects due to faulty materials, equipment, and/or workmanship and warranties of fitness of all of the materials for the particular purpose for a period of one (1) year, or such longer period as may be required by the warranties described in Exhibit “J” to be provided by Contractor, subcontractors and or Manufacturers, from Final Completion of the Work, or within such longer period of time as specified in the Contract Documents or as required by California law, if applicable, whichever time period is longest. The provisions of this Article apply to Work done by subcontractors as well as to Work done by the Contractor. Those items described in Exhibit “J” shall in no way be deemed to limit Contractor’s responsibility to do all things necessary to obtain and keep all warranties in full force and effect. Moreover, those warranties identified in Exhibit “J” shall in no way limit the Contractor’s obligations herein and are in addition to and not in lieu of such obligations. Similarly, these warranties are not in lieu of any other warranties, express or implied, which may be provided by law. This limited warranty shall not apply to latent defects in the Work and/or defective Work not reasonably discovered by the Owner which may be the subject of a claim by Owner against Contractor within the time limits set by California Code of Civil Procedure section 337.15, if applicable.
§ 3.5. 2 The Contractor shall bear all costs of correcting defective Work or Work not in conformance with the Contract Documents. This obligation shall survive termination of this Agreement.
§ 3.5.3 Nothing contained in this Article shall be construed to establish a period of limitation with respect to any other obligation which the Contractor might have under the Contract Documents or law. The

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
establishment of the time periods set forth in paragraph 13.7 herein relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which its obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to his obligations and any damages caused by the Contractor, including but not limited to any action commenced by the Owner for negligence, strict liability, breach of contract or warranties.
§ 3.6 TAXES
§ 3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. Contractor will be solely responsible for the payment of all local, state and federal income taxes, withholding requirements, self employment taxes, social security taxes and other taxes on the payments made to Contractor and payments made by Contractor to its employees and suppliers.
§ 3.7 PERMITS, FEES AND NOTICES
§ 3.7.1 Unless otherwise provided in the Contract Documents, Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.
§ 3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations, and lawful orders of public authorities as the same may be amended or supplemented from time to time (hereinafter collectively called “Law”) applicable to performance of the Work. The Owner shall be responsible for ensuring that the Project as designed complies the Americans with Disabilities Act.
§ 3.7.3 It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable Laws. However, if the Contractor observes in the exercise of reasonable care that portions of the Contract Documents are at variance therewith, the Contractor shall immediately notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.
§ 3.7.4 If the Contractor performs Work knowing it to be contrary to Laws without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.
§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.
§ 3.8.2 Unless otherwise provided in the Contract Documents:
.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2	Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances;

.3	whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2. In the event of a Change Order executed for the purpose of adjusting an allowance, the Contractor’s fee shall be 1.75%.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.
§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.
§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.
§ 3.10.2 The Contractor shall prepare and keep current, for the Owner’s approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Owner reasonable time to review submittals.
§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.
§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
§ 3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect, Owner and its representatives and shall be delivered to the Owner upon completion of the Work. Contractor will deliver to Owner a complete set of as-built plans upon Substantial Completion.
§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.
§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.
§ 3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be reviewed and returned by the Architect without action.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.
§ 3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved in writing by the Architect.
§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.
§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect’s approval of a resubmission shall not apply to such revisions.
§ 3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents, unless the Contractor is responsible for the design.
§ 3.13 USE OF SITE
§ 3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.
§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.
§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. A clean and safe site is a continuous obligation that must be performed by the Contractor to the satisfaction of Owner. At completion of the Work and each portion thereof, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.
§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.
§ 3.16 ACCESS TO WORK
§ 3.16.1 The Contractor shall provide the Owner, Architect and all applicable governmental authorities access to the Work in preparation and progress wherever located. Contractor agrees to cooperate with any consultants engaged by Owner to provide peer review services. Owner shall have, at all reasonable times, the right to enter the Project for conducting its marketing activities, inspecting the Work, and all other reasonable purposes.
§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
§ 3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.
§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Section 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, injury to or destruction of tangible property (other than the Work itself), any direct damages of economic loss defined as fines and/or penalties assessed by a governmental agency, increased material costs, and increased subcontractor costs (individually and collectively, a “Loss”), but only to the extent attributable to the negligent acts or omissions or failure to fulfill a specific responsibility of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 3.18.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.
§ 3.18.3 Payments by Contractor on behalf of the Indemnitees shall be in addition to any and all other legal remedies available to the Indemnitees and shall not be considered such Indemnitee’s exclusive remedy. Contractor and the other Contractor Parties shall be solely responsible for their respective tools and equipment, and hereby waive any right of recovery against the Indemnitees regarding any loss involving tools or equipment in any way occurring incident to, arising out of or in connection with the Work. Contractor’s obligations under this Section 3.18 shall survive both final payment for the Work and the expiration or any termination of this Contract.
§ 3.18.4 Owner understands that Contractor bid and intends to perform this Project based on a GMP without the payment of prevailing wages and employment of apprentices given that Owner has represented that the Project is not a public works project within the meaning of Labor Code Section 1720 or under the Federal Davis Bacon Act (collectively, the “Prevailing Wage Laws”). To the fullest extent permitted by law, Owner hereby agrees to defend, indemnify and hold harmless both Contractor and its Surety that provided the payment bond for the Project from any and all claims or costs, including wages, interest, penalties and attorney’s fees, that the Department of Industrial Relations, U.S. Department of Labor or a court of law may determine, or any third party may assert, are applicable to the Work performed on the Project based on Contractor’s alleged non-compliance with the Prevailing Wage Laws. Contractor agrees to cooperate with Owner in defending any claims relating to the foregoing indemnity obligation, at no expense to Owner, including without limitation (1) promptly providing Owner with all notices received by Contractor relating to any alleged violation of applicable prevailing wage laws, (2) promptly providing Owner upon request with all documents in Contractor’s possession or under Contractor’s control relating to any such claim, (3) communicating and consulting with Owner upon request with regard to any such claim, and (4) making available Contractor employees upon reasonable prior notice from Owner for administrative hearings, depositions, court appearances, or other administrative and judicial proceedings relating thereto.
ARTICLE 4 ADMINISTRATION OF THE CONTRACT
§ 4.1 ARCHITECT
§ 4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.
§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner and Architect. Consent shall not be unreasonably withheld. Owner reserves the right to perform certain administrative duties herein listed as responsibilities of the Architect.
§ 4.1.3 If the employment of the Architect is terminated, the Owner may employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.
§ 4.2 ARCHITECT’S ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect may assist Owner in the administration of the Contract as described in the Contract Documents. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 4.2.2 The Architect, as a representative of the Owner, and/or Owner may visit the site at Owner’s request at intervals appropriate to the stage of the Contractor’s operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, neither the Owner nor the Architect will be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Owner and the Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.
§ 4.2.3 The Owner and the Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Owner and the Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ 4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized by Owner, the Architect and Contractor shall endeavor to communicate with each other through the Owner about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.
§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment, if requested by Owner, the Architect will promptly review and certify the completion of the portion of the Work described in the Application for Payment and will issue Certificates for Payment for such portion of the Work, provided that the amount due to Contractor will be determined by Owner in accordance with the Contract Documents.
§ 4.2.6 The Owner will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to make recommendations to Owner regarding inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.
§ 4.2.7 The Architect may, at Owner’s request, review and make recommendations to Owner regarding the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s review of a specific item shall not indicate approval of an assembly of which the item is a component.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 4.2.8 Intentionally Omitted.
§ 4.2.9 If requested by Owner, the Architect will conduct inspections to make recommendations to Owner regarding the date or dates of Substantial Completion and the date of Final Completion, will receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will make recommendations to Owner regarding a final Certificate for Payment upon compliance with the requirements of the Contract Documents.
§ 4.2.10 [Intentionally Omitted]
§ 4.2.11 The Architect may interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of the Owner. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Section 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.
§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.
§ 4.3 CLAIMS AND DISPUTES
§ 4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. For purposes of this Section and Section 4.4 the term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.
§ 4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the Architect and the other party.
§ 4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.
§ 4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Owner shall so notify Contractor in writing, stating the reasons. Claims by Contractor in opposition to such

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
determination must be made within 21 days after the Owner has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be, at Owner’s option, referred to the Architect for initial determination, subject to further proceedings pursuant to Section 4.4.
§ 4.3.5 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6; provided, however, in such cases notice shall be given as soon as possible thereafter.
§ 4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Owner, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.
§ 4.3.7 Claims for Additional Time
§ 4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given to Owner, Lender and Architect within 10 calendar days of the event giving rise to allow Owner, Lender and Architect to properly and adequately investigate the claim. If the Contractor is delayed at any time in the progress of the Work by changes ordered in the Work, by labor disputes, fire, unusual delay in transportation, unavoidable casualties, causes beyond the Contractor’s control, or by any cause which Owner and/or Architect may determine justifies the delay, then the Contract Time shall be extended by written change order for such reasonable time as the Owner and/or Architect may determine. All requests for extensions in time other than those associated with changes in the Work must be submitted in writing to both Owner and Lender within 10 calendar days of the event giving rise to the delay. Failure to so request an extension will constitute a waiver of any right for an extension of time.
§ 4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction. The schedule for the Work currently includes a total of ten (10) days for adverse weather conditions that could be the basis for a Claim for additional time. Therefore, there shall be no impact to the schedule and no Claim for additional time due to adverse weather conditions unless and until these ten (10) days have been previously documented and approved.
§ 4.3.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.
§ 4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.
§ 4.3.10 Claims for Consequential Damages. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes but is not limited to:

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
.1	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2	damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 4.3.11 If Contractor does not make a Claim for an increase in the Contract Time or the Contract Sum within the time periods set forth in Paragraph 4.3.2, then Contractor shall have waived such Claim.
§ 4.4 RESOLUTION OF CLAIMS AND DISPUTES
§ 4.4.1 Decision of Architect. Claims, including those alleging an error or omission by the Architect but excluding those arising under Sections 10.3 and 10.4, may be referred by Owner initially to the Architect for recommendation. If Owner so refers a Claim to Architect, an initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of such Claim between the Contractor and Owner, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.
§ 4.4.2 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the Contractor that it is unable to resolve the Claim because it lacks sufficient information to evaluate the merits of the Claim.
§ 4.4.3 If the Architect is involved in evaluating Claims at the Owner’s direction, the Architect may, with Owner’s prior written approval, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision.
§ 4.4.4 If the Architect is involved in evaluating Claims at the Owner’s direction, it may request a party to provide a response to a Claim or to furnish additional supporting data. Such party shall respond, within 10 days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.
§ 4.4.5 If the Architect is involved in evaluating Claims at the Owner’s direction, the Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any recommended change in the Contract Sum or Contract Time or both.
§ 4.4.6 [Intentionally Omitted]
§ 4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 4.4.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.
§ 4.5 MEDIATION
§ 4.5.1 Any Claim arising out of or related to the Contract, except those waived as provided for in Sections 4.3.10, 9.10.4 and 9.10.5 shall, after initial decision by the Architect or 30 days after submission of the Claim to the Architect, or if Owner does not submit the Claim to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.
§ 4.5.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to the Contract and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.
§ 4.5.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.
§ 4.6 ARBITRATION
§ 4.6.1 Any Claim arising out of or related to the Contract, except those waived as provided for in Sections 4.3.10, 9.10.4 and 9.10.5, shall, after decision by the Architect or 30 days after submission of the Claim to the Architect or if Owner does not submit the Claim to the Architect, be subject to arbitration. Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with the provisions of Section 4.5.
§ 4.6.2 Claims not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association.
§ 4.6.3 A demand for arbitration shall be made within the time limits specified in Section 4.6.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations.
§ 4.6.4 Intentionally Omitted.
§ 4.6.5 Claims and Timely Assertion of Claims. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.
§ 4.6.6 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.
ARTICLE 5 SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.
§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.
§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner will promptly reply to the Contractor in writing stating whether or not the Owner has reasonable objection to any such proposed person or entity.
Each subcontract shall contain (i) insurance provisions substantially the same as those set forth in Addendum “A”, (ii) The Conditions of Approval and terms of the Settlement Agreement as detailed in Ex. G, (iii) indemnity provision substantially the same as those set forth in section 3.18 herein, (iv) a provision stating that Contractor shall assign its interest in the subcontract to Owner, which assignment shall become effective upon Contractor’s default under the Contract Documents or upon termination of the Agreement and the Subcontractor’s receipt of notification from Owner that Owner has chosen to have the assignment become effective, and (v) such other provisions as Owner may request, each of which shall be in form and substance satisfactory to Owner.
§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
§ 5.2.3 If the Owner has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.
§ 5.2.4 The Contractor shall not terminate or change a Subcontractor, person or entity previously selected without Owner’s prior written consent.
§ 5.3 SUBCONTRACTUAL RELATIONS
§ 5.3.1 All work performed for the Contractor by a Subcontractor shall be pursuant to a written agreement between the Contractor and the Subcontractor (and, as applicable, between Subcontractors and Sub-subcontractors). The subcontracts shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including but not limited compliance with The Conditions of Approval and terms of the Settlement Agreement as detailed in Ex. G and the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.
§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
.1	assignment is effective only after termination of the Contract by the Owner with or without cause pursuant to Article 14 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing (Owner will be responsible for any payments due for Work performed after termination of the Contract under any subcontract agreements that are so accepted by Owner); and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.
ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Section 4.3.
§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.
§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.
§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.
§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.
§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
of the Work, promptly report to the Owner apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.
§ 6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.
§ 6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.
§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.
§ 6.3 OWNER’S RIGHT TO CLEAN UP
§ 6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Owner will allocate the cost among those responsible.
ARTICLE 7 CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.
§ 7.1.2 A Change Order shall be based upon agreement among the Owner and Contractor; a Construction Change Directive may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Owner alone. Notwithstanding anything in Sections 7.1.2, 7.2.1 and 7.3.1 to the contrary, except for Permitted Changes (as defined below), a Change Order and a Construction Change Directive shall require the written approval of Lender. Lender shall not be obligated to review a proposed change unless it has received all documents necessary to review such change, including the change order, cost estimates, plans and specifications, and evidence that all required approvals other than that of Lender have been obtained. “Permitted Changes” means changes to the Work, including so-called “Field changes”, provided that the cost of any single change or extra does not exceed FIFTY THOUSAND DOLLARS ($50,000.00) and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).
§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.
§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument signed by the Owner and Contractor, stating their agreement upon all of the following:
.1	change in the Work;

.2	the amount of the adjustment, if any, in the Contract Sum; and

.3	the extent of the adjustment, if any, in the Contract Time.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
     The Contract Sum and the Contract Time may only be changed by Change Order or by Construction Change Directive. No change in the Work, whether by way of alterations or additions to the Work, shall be the basis of any addition to or change in the Contract Sum and/or the Contract Time unless and until such alteration or addition has been authorized by a written Change Order or Construction Change Directive executed and issued in strict compliance with the requirements of the Contract Documents. No course of conduct or dealing between the parties, or express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is in fact any unjust enrichment, shall be the basis for any claim to increase the Contract Sum and/or the Contract Time.
§ 7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Section 7.3.3.
§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written order prepared by the Owner and signed by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.
§ 7.3.2 A Construction Change Directive may be used by Owner in the absence of total agreement on the terms of a Change Order.
§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit prices stated in the Contract Documents or subsequently agreed upon;

.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4	as provided in Section 7.3.6.
§ 7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Owner of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.
§ 7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
§ 7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit in accordance with Subparagraph 7.3.10. In such case, and also under Section 7.3.3, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.6 shall be limited to the following:
.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5	additional costs of supervision and field office personnel directly attributable to the change.
§ 7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit, if any, shall be figured on the basis of net increase, if any, with respect to that change.
§ 7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Owner will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 4.
§ 7.3.9 When the Owner and Contractor agree with the determination made by the Owner concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.
§ 7.3.10 The allowable fees for Change Orders included in the total cost to the Owner shall be Fifteen percent (15%) apportioned as follows: Contractors Change Order Fee shall be Five percent (5.0%) of the Cost of Work reflected in the change and the Subcontractors fee shall be Ten percent (10%) each inclusive of overhead and profit.
§ 7.4 MINOR CHANGES IN THE WORK
§ 7.4.1 The Owner will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.
ARTICLE 8 TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.
§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.
§ 8.1.3 The date of Substantial Completion is the date determined by the Owner in accordance with Section 9.8.
§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.
§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.
§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire within the Project, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control, or by delay authorized in writing by the Owner pending mediation and arbitration, then the Contract Time shall be extended by Change Order. Notwithstanding anything to the contrary in this Contract, in no event shall Contractor be entitled to any extension in the Contract Time in excess of sixty (60) days for any event other than pursuant to a Change Order or Construction Change Directive.
§ 8.3.2 Claims relating to time extensions shall be made in accordance with applicable provisions of Section 4.3.
§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.
ARTICLE 9 PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
§ 9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.
§ 9.2 SCHEDULE OF VALUES
§ 9.2.1 Exhibit “D” to this Contract is a schedule of values allocating to various portions of the Work and aggregating the total Contract Sum (“Schedule of Values”). Contractor shall furnish similar information from each Subcontractor prior to any payment request involving funds payable to such Subcontractor. The Schedule of Values shall be used as a basis for Contractor’s Applications for Payment. The Schedule of Values lists as separate line items the actual subcontract amounts or purchase order amounts for all executed subcontracts and purchase orders, and lists as separate line items the Contractor’s estimated amounts as used to establish the price for all subcontract amounts or purchase order amounts for unexecuted subcontracts and purchase orders. The Schedule of Values shall be updated monthly or otherwise as the Owner may reasonably require, and shall indicate the status of all aspects of the cost of the project as well as the costs related to changes in the Work which have been approved by Change Orders. Such change amounts shall be distributed within the line items for each subcontractor or purchase order, and shall be broken down into the smallest level of detail that is included in the Schedule of Values.
§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 The procedures for application and certification of monthly Applications for Payment are as described herein and in Article 5 of the Agreement. Contractor shall submit to Owner and, at Owner’s direction the Architect, an itemized, notarized Application for Payment for operations completed in accordance with the Schedule of Values. Each Application for Payment shall be accompanied by a contract summary report which shall set forth the percentage complete of each line item included in the Schedule of

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Values. The exact format of the progress report shall be determined by Owner prior to submission of the initial Application for Payment; however, the progress reports shall at a minimum describe those aspects of the Work which have been commenced and the status thereof, enumerate the trades and Subcontractors then involved in the Work and Contractor’s appraisal of the progress of the Work. Such Application shall be supported by such data substantiating the Contractor’s right to payment as Owner may require, such as copies of invoices and/or requisitions from Subcontractors and material suppliers, and reflecting retainage provided for in the Contract Documents. Each Application for Payment shall be accompanied by (i) certifications from Contractor and from Subcontractors that as-built plans are complete and current, (ii) conditional lien waivers in form and substance consistent with the applicable statutes and acceptable to Owner executed by Contractor and all Subcontractors, materialmen and others who may have lien rights whose Work is the subject of such Application for Payment (iii) unconditional lien waivers in form and substance consistent with the applicable statutes and acceptable to Owner executed by Contractor and by all Subcontractors, materialmen and others who may have lien rights whose Work is the subject of the prior month’s Application for Payment (iv) evidence that all inspections necessary to issue Warranties required pursuant to the Contract Documents have been made. All Applications for Payment shall be made on AIA form G702 and G703, if applicable.
§ 9.3.1.1 As provided in Section 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, but not yet included in Change Orders.
§ 9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay. Contractor shall not submit for Owner’s review and approval any Application for Payment which is incomplete, inaccurate or lacks the detail, specificity or supporting documentation required herein. Contractor acknowledges and agrees that any Application for Payment which is deficient in any such manner shall not constitute a valid and proper Application for Payment, and the Contractor shall be required to resubmit such Application for Payment in proper form prior to the Owner incurring any obligation to make a payment on account thereof.
§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site. The Owner will not make payment for stored materials for items of a commodity nature which are readily available through distribution channels unless specifically approved by Owner in writing.
§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.
§ 9.3.4 Owner reserves the right to make payments by joint checks payable to Contractor and any Subcontractor or materials supplier.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Owner or, at the Owner’s direction, the Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue a Certificate for Payment, with a copy to the Contractor, for such amount as it determines is properly due, or notify the Contractor in writing of the reasons for withholding certification in whole or in part as provided in Section 9.5.1. At Owner’s direction, the Architect may certify to Owner that the Work has progressed to the point indicated in the Application for Payment. Approval of an Application for Payment by Owner shall not in any way release Contractor from its obligation to perform the Work in accordance with the Contract Documents.
§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. However, Architect’s issuance of a Certificate for Payment will not be a representation that the Architect or the Owner has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.
§ 9.5 DECISIONS TO WITHHOLD APPROVAL
§ 9.5.1 The Architect or Owner may withhold approval of an Application for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, and/or because the Work has not progressed to the point indicated or is not in accordance with the Contract Documents. If the Contractor and Owner and/or Architect cannot agree on a revised amount, the Owner will promptly pay the amount that is not disputed by the Owner. The Owner may also withhold a payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Owner’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of:
.1	Work not in accordance with the Contract Documents;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment or to provide invoices, signed releases and lien waivers;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5	damage to the Owner or another contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;

.7	failure to carry out the Work in accordance with the Contract Documents; or

.8	Contractor has failed to perform any of its material obligations under the Contract Documents.

.9	Failure of the Contractor to submit with each application for payment evidence that all inspections necessary to issue Warranties required pursuant to the Contract Documents have been made.

.10	Failure of the Contractor to comply in any way with the requirements set forth herein for any Application for Payment.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 9.5.2 When the above reasons for withholding payment are removed, approval will be made for amounts previously withheld.
§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After receipt of the Certificate of Payment from Architect, Owner shall review it and all other considerations regarding whether Contractor is entitled to payment, including the matters described in Sections 9.4.2 and 9.5.1. If Owner disapproves of payment, it shall notify Contractor in writing of such disapproval, which notice will state the specific reasons for the disapproval. Owner will use reasonable efforts to provide such notices within seven (7) days after receipt of a Certificate of Payment. Notwithstanding such disapproval, Owner will pay any undisputed portion of the Certificate of Payment to Contractor. If Owner approves of payment, Owner shall make payment in the manner and within the time provided in the Contract Documents. In accordance with Article 5 of the Agreement, Owner shall pay the amount requested in each Application for Payment within each line item of the Schedule of Values. Except as otherwise provided herein, all retention amounts authorized pursuant to the Agreement shall be held until Substantial Completion. The provisions of this Article 9 shall not lessen or diminish, but shall be in addition to, the right or duty of Owner to withhold any payments under applicable provisions of law respecting the withholding of sums due to contractors.
§ 9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner. If all Subcontractor and purchase order lien waivers of any tier are not included and correct, then the applicable portion of the payment may be withheld by the Owner until such waivers are correctly submitted.
§ 9.6.3 The Architect will, on request of Owner, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.
§ 9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.
§ 9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.
§ 9.6.6 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.
§ 9.6.7 Neither approval of any progress payment or final payment nor any payment by Owner to Contractor under the Contract Documents nor any use or occupancy of the Project or any part thereof by Owner or any other party, nor any act of acceptance by Owner, nor any failure to do so, nor any correction of any defective Work by Owner, shall constitute an acceptance of Work not in accordance with the Contract Documents.

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 9.6.8 In taking action on Contractor’s Applications for Payment, whether the Progress Payments or the Final Payment, Owner and the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by Contractor.
§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount due to Contractor (excluding any amount disputed by Owner), then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.
§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 “Substantial Completion” or “Substantially Complete” is the stage in the progress of the Work (or the applicable phase thereof) when (a) the Work (or the applicable phase thereof) is completed in a substantially finished condition consistent with the Plans and Specifications and other applicable Contract Documents sufficient for the Owner to be able to occupy and utilize the Project for its intended purpose subject only to completion of “punch list” items that do not materially interfere with the utilization of the Work; (b) no occupancy or other necessary permits and approvals related to the Work (or the applicable phase thereof) are being withheld due to any failure to complete any portion of the Work; (c) Contractor is in compliance with the payment and lien provisions of this Agreement at the time of such Substantial Completion; (d) all temporary utilities are disconnected if requested by the Owner; (e) Contractor has complied with all reasonable requirements of the Owner’s construction lender regarding Substantial Completion; (f) all remaining “punch list” items can reasonably be completed by Contractor within forty-five (45) days thereafter, subject, however, to long lead time items that must be ordered and to seasonal requirements for any landscaping and exterior work; and (g) all systems for which Contractor is responsible are operable and the Work is habitable.
§ 9.8.1.1 Contractor acknowledges that the Project is being constructed for the use and operations of Skecher USA, Inc. Notwithstanding the progress of the rest of the Work, Contractor will achieve access completion of such portion of the Work that is necessary to allow the pre-ordered materials to be delivered to the Project site. Contractor shall coordinate such delivery and storage with the advice and consent of Owner. The date such portion of the Work is substantially complete in order to allow such delivery, storage and installation may be referred to herein as the “Administrative Access Approval for Equipment Readiness.” The Administrative Access Approval for Equipment Readiness Date may be satisfied without having achieved Substantial Completion of any other particular portion of the Work in accordance with the requirements of Section 9.8.1 above. Contractor will deliver to Owner all maintenance manuals, manufacturer and subcontractor guaranties, and warranties applicable to each portion of Work described in gridlines 1 to 16,17 to 32, or 33 to 48.8 as identified in Exhibit B, which such documentation shall only have to be delivered by Contractor once.
§ 9.8.2 Contractor shall notify Owner regarding Contractor’s estimated date of Substantial Completion approximately 65 days before such estimated date of Substantial Completion. When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is Substantially Complete, the Contractor shall prepare and submit to the Owner and the Architect (i) a written Certification that the Work is Substantially Complete and (ii) a comprehensive list of items in a format reasonably acceptable to Owner to be completed or corrected prior to Final Payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. As a condition to final payment contractor must deliver to Owner all fully executed warranties from the Contractor, subcontractors and material/equipment providers as provided in the Contract Documents.
§ 9.8.3 Upon receipt of the Contractor’s list, the Owner and the Architect will make an inspection to determine whether the Work or designated portion thereof is Substantially Complete. If the Owner’s and/or

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not complete, the Owner and/or Architect shall prepare a list of all such items. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner and the Architect to the extent the completion of such item is necessary for Owner to be able to occupy and utilize the Project for its intended purpose. In such case, the Contractor shall then submit a request for another inspection by the Owner and the Architect to determine Substantial Completion. The procedures set forth in Sections 9.8.2 and this 9.8.3 shall be repeated until the Architect determines that the entire Work is Substantially Complete. When the Work is determined by Owner to be Substantially Complete, the Owner and the Architect shall prepare a final list of all items that remain to be completed (“Punch List”) and the Contractor’s written acceptance of the Punch List shall constitute its unconditional promise to complete the Punch List items within forty-five (45) days thereafter, subject, however, to long lead time items that must be ordered and to seasonal requirements for any landscaping and exterior work. Failure of the Contractor to timely complete the Punch List items will constitute sufficient cause for the Owner to cause the completion of the Punch List items to be performed by others. Further, the cost of such Work will be charged to the Contractor to the extent such costs exceed the portion of the retainage held by Owner for such Punch List items. If the Owner’s agreement with the Architect provides for a limit on the number of inspections for any portion of the Work to determine whether such portion of Work is Substantially Complete, as part of the Architect’s Basic Services, then the Contractor shall be responsible and pay for any additional payments or amounts the Owner is required to pay to the Architect for any additional inspections (i.e., beyond one [1] inspection) to determine if a portion of the Work if Substantially Complete.
§ 9.8.4 When the Work or designated portion thereof is Substantially Complete, and the documents to be delivered by Contractor pursuant to Section 9.8.5 have been received by Owner, the Architect will prepare a Certificate for Payment upon Substantial Completion. Notwithstanding anything to the contrary contained in this Subsection, all notices to Architect shall also be delivered to Owner and all matters to be certified or approved by Architect shall be subject to Owner’s reasonable and good faith determination that Substantial Completion has occurred according to the Contract Documents. The Architect’s Certificate for Payment upon Substantial Completion shall only constitute a recommendation to Owner regarding the matters set forth therein, and shall be subject to Owner’s independent approval based upon its reasonable and good faith determination of whether Substantial Completion has occurred. Substantial Completion shall not be deemed to have occurred, and payment on account thereof shall not be required, unless and until Owner approves the Project as being Substantially Complete. The payment upon Substantial Completion shall include the retention, and shall exclude such amounts as the Owner shall reasonably determine for incomplete Work and unsettled claims, to the extent authorized under Section 12.1.9 of the Agreement and to the extent consented to by the surety. Amounts withheld for incomplete Work or unsettled claims will be paid prior to Final Payment as such Work is completed or claims settled, in accordance with the regular monthly payment procedures.
§ 9.8.5 Architect shall not issue the Certificate for Payment upon Substantial Completion and no retentions shall be released to Contractor until the Contractor submits to the Architect and Owner, in form and substance satisfactory to Owner, only to the extent applicable to the portion of the Work that is Substantially Complete: (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) if required by the Owner, other data satisfactory to Owner establishing payment or satisfaction of all obligations relating to the Work that is Substantially Complete, such as receipts, releases and waivers of liens (including conditional final lien releases from Contractor and all Subcontractors), claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner, (3) all releases, waivers, affidavits, certificates, approvals, maintenance and operating instructions, schedules and guarantees, certificates of inspection and other documents required by the Contract Documents, (4) all operation and warranty manuals relating to the Work, (5) marked-up plans for the Work certified by the Contractor and all applicable Subcontractors to be complete and accurate, to the best of

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
their knowledge, to be prepared at Contractor’s sole cost and expense and (6) consent of any surety to payment for Substantial Completion. The marked-up plans shall show the field changes and selections affecting the general construction, mechanical, electrical, plumbing, and other work, and indicating the Work as actually installed. These shall consist of carefully drawn markings on one (1) set of reproducible prints of the Architect’s drawings, obtained and paid for by Contractor.
§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any Substantially Completed phase of the Work as designated in Exhibit “E”, provided such occupancy or use is authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. Contractor must use commercially reasonable efforts to perform the Work in a manner that will minimize the interference with the use and enjoyment of any phase after such partial use or occupancy commences.
§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and the Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.
§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 When Contractor has completed the Punch List items, Contractor shall notify Owner and Architect that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner and the Architect will promptly make such inspection and, when the Owner and the Architect determine that the Work has been completed in accordance with the Contract Documents and the Contract fully performed (including all Punch List items), the Architect will certify to Owner that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.8.5 as precedent to the Contractor’s being entitled to final payment have been fulfilled. If Owner or the Architect determines that the Work inspected is not final and complete, Contractor shall reimburse Owner for any additional fees and costs incurred to provide any inspections in addition to the initial inspection, one punch list inspection and one follow-up re-inspection. If any of the items listed in Section 9.8.5 have been changed since Substantial Completion, Contractor shall provide updated documents to the Owner prior to receiving final payment. Such final certificate will constitute a recommendation only and shall be subject to the independent review and approval of Owner. Final Completion shall not be deemed to have occurred, and no payment shall be required on account thereof, unless and until Owner has reasonably and in good faith determined that Final Completion has occurred in accordance with the Contract Documents. Should the Owner or the Architect reasonably and in good faith determine that the Work has not been completed in accordance with the Contract Documents and the Contract not fully performed, costs associated with the reinspection under this Subsection will be reimbursed to the Owner by the Contractor. The approval of a Final Application for Payment shall not in any way release Contractor from its obligation to complete the Work in accordance with the Contract Documents nor constitute an acceptance of the Work.
If Owner and the Architect are not satisfied that the Work has been properly completed, Owner shall return the Application to Contractor, indicating in writing the reasons for refusing to approval final payment, and Contractor shall make the necessary corrections and resubmit the Application.
§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Owner, only to the extent not previously provided to Owner pursuant to Section 9.8.5 above:

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
(1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts for the Costs of the Work, claims, security interests or encumbrances arising out of the Contract, other reasonable data establishing payment or satisfaction of all obligations under the Contract Documents, to the extent and in such form as may be reasonably designated by Owner; (6) (a) unconditional waivers of lien from the Contractor and each Subcontractor, Sub-subcontractor and material supplier for the portions of the Contract Sum that have been previously paid; and (b) conditional releases of lien upon final payment from Contractor and each Subcontractor, Sub-subcontractor or materialmen; (7) final inspection and approval by the applicable building department with respect to the Work to the extent within Contractor’s control or responsibility under this Contract; (8) if applicable, submission by Contractor to Owner of two (2) copies of “as built” sepias completely posted, signed by the Contractor and the applicable Subcontractors; (9) the submission by the Contractor to Owner of operating instructions, parts lists and maintenance manuals for equipment installed Contractor has delivered to Owner all maintenance manuals, operating instructions, parts lists manufacturer and subcontractor guaranties, and warranties applicable thereto, to the extent not provided previously during Substantial Completion of a portion of the Work; and (10) a valid Notice of Completion by the Owner has been recorded and the statutorily prescribed period has expired for the filing of mechanics’ or materialmen’s liens without such liens having been filed (or discharged), or if liens have been filed, lien bonds have been provided to the extent required by Section 9.11 below.
§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Owner and Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.
§ 9.10.4 The making of final payment shall constitute a waiver of claims except those arising from:
.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents, including latent defects;

.3	terms of warranties required by the Contract Documents; or

.4	all of Contractor’s indemnity and defense obligations and all other obligations that survive completion of the Work.
§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. As a condition precedent to final payment, Contractor shall furnish Owner with a release of any and all claims, disputes, indebtedness, liens, interests, encumbrances and other matters in controversy in connection with or in relation to the Project in form and substance satisfy to Owner, and duly executed by Contractor and its Subcontractors.
§ 9.11 Mechanic’s Liens and Stop Notices. Contractor shall prevent (i) the recording of any mechanic’s liens against the Project by its Subcontractors or any other persons or parties directly or indirectly employed by Contractor or its Subcontractors, including without limitation, all laborers, materialmen and

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
others entitled to assert mechanic’s liens; (ii) legal actions involving title to the Project or any portion thereof as a result of any mechanic’s liens described in clause (i) above, and any attachments or executions of judgments pursuant thereto; and (iii) the filing of any stop notices with Owner or any lender by its Subcontractors or any such other persons or parties. If any such lien is recorded, or any such legal action is commenced, or any such stop notice is filed, Contractor shall, within ten (10) days, cause the effect of any such lien or legal action to be removed from the Project and the effect of any such stop notice to be negated by means of an appropriate bond or other action satisfactory to Owner. Contractor may litigate or otherwise object to or dispute any matter leading to the recording of such a lien, or the commencement of such a legal action, or the filing of such a stop notice, provided that Contractor shall first cause the effect of the same to be removed or negated as provided in this Section. If Contractor fails to do so within such ten (10) day period, Owner may employ whatever means it may, in its sole discretion, deem best to cause said lien, attachment, or suit, together with its effect upon title to the Project, to be removed, discharged, compromised, or dismissed, and the effect of any such stop notices or other notices to be negated. In addition, Owner and its agents and employees shall have the right at any and all times during regular business hours to examine and inspect all financial and other records of Contractor pertinent or relating to the Project, including, without limitation, records of other jobs of Contractor to which Project funds may have been diverted. Contractor shall, upon demand, reimburse Owner for all costs incurred in connection with any such action by Owner, including, without limitation, reasonable attorneys’ fees and costs incurred in connection therewith. Notwithstanding the foregoing provisions, Contractor shall not be liable for removing or bonding around any mechanic’s liens and/or stop notices that result from non-payment or untimely payments by the Owner, unless such non-payment or untimely payment is the result of a good faith dispute.
ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
§ 10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.
§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
.1	employees on the Work and other persons who may be affected thereby;

.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
§ 10.2.2 The Contractor shall give notices and comply with applicable Laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including installing fencing, posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.
§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall give Owner written notice at least ten (10) days in advance of such use or storage and shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.
§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner. If Owner, Architect, or any governmental agency notifies Contractor of any claimed dangerous condition at the site that has been caused by Contractor, Contractor shall take immediate action to rectify the condition at no additional cost to Owner.
§ 10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.
§ 10.2.8 Contractor shall prohibit it’s employees, agents, subcontractors or suppliers from using illegal drugs or alcohol within 100 feet of or on the site. Contractor’s employees, agents, subcontractors or suppliers in possession of illegal drugs or alcohol on the site will be subject to immediate termination. Individuals on the Site whose performance, coordination or ability to Work is impaired, in the opinion of Owner’s representatives, will be subject to immediate removal from the site.
§ 10.2.9 Contractor will be responsible for implementing dust control procedures adequate to ensure at all times that dust caused by the Work does not migrate to neighboring properties.
§ 10.2.10 No children, dogs, loud radios or other devices that may endanger workers or subcontractors will be permitted at the site.
§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.
§ 10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor the names of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.
§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.
§ 10.4 The Owner shall not be responsible under Section 10.3 for materials and substances brought to the site by the Contractor. Contractor shall not permit any Hazardous Substances to be brought onto or stored at or used in the construction of the Work, except for commonly used construction materials, provided, however, that all such material shall be handled in full compliance with all applicable current or future Laws, and all notices required to be given with respect to such products shall be given by Contractor. “Hazardous Substance” means any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.
§ 10.5 If, without negligence or other fault on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.
§ 10.5 EMERGENCIES
§ 10.5.1 In an emergency affecting safety of persons or property, the Contractor shall act to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Section 4.3 and Article 7, provided such emergency is not proximately caused by the negligent act or negligent omission of Contractor or its agents.
§ 10.6 SWPPP. Contractor shall comply with (i) all applicable water quality Laws, including those enforced by the California State Water Resources Control Board (the “SWRCB”) and the Regional Water Quality Control Board (Region 8); (ii) the National Pollutant Discharge Elimination System and the Waste Discharge Requirements for Discharges of Storm Water Runoff Associated with Construction Activity (SWRCB Order No. 99-08-DWQ) (July 1, 2010 2009-0009-DWQ) and all amendments and modifications thereto; (iii) any Storm Water Pollution Prevention Plan applicable to the Project (as modified by Owner from time to time, the “SWPPP”) and all associated Best Management Practices; and (iv) City and/or County of Riverside ordinances, guidelines, and manuals applicable to storm water discharges from construction sites. If Contractor observes any violation of any Laws, it shall immediately correct such violation. Any Work performed by Contractor that is not in compliance with applicable Laws shall be redone in compliance with applicable Laws at Contractor’s sole expense. The SWPPP will be part of the Contract Documents. Any costs of complying with (SWRCB Order No. 99-08-DWQ) (July 1, 2010 2009-0009-DWQ) are not currently included in the GMP.
§ 10.7 PREVENTION OF MOLD. Contractor will conform with all Laws pertaining to the Work and the Standard of Care in order to keep the Project free from mold, moisture and other conditions that may cause mold to be present. Without limiting the foregoing, Contractor will use reasonable precautions to avoid the presence of mold or moisture in any construction materials. Contractor will also comply with all Laws relating to the remediation of any mold that may be present within the Project at any time as a result of the Work.
ARTICLE 11 INSURANCE AND BONDS
SEE ADDENDUM “A” ATTACHED HERETO AND INCORPORATED HEREIN.
§ 11.1 CONTRACTOR’S LIABILITY INSURANCE See Addendum “A” attached hereto and incorporated herein.
§ 11.2 OWNER’S LIABILITY INSURANCE
§ 11.2.1 Owner has liability insurance. Owner’s policy is available for inspection and contractor has accepted such policy by execution of this Agreement.

Contract#: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE
§11.3.1 Intentionally Omitted.
§ 11.3.2 To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwise.
§ 11.4 PROPERTY INSURANCE
§ 11.4.1 Owner has purchased property insurance. Owner’s policy is available for inspection and contractor has accepted such policy by execution of this Agreement.
§ 11.5 PERFORMANCE BOND AND PAYMENT BOND
§11.5.1 See A111
§11.5.2 See A111
ARTICLE 12 UNCOVERING AND CORRECTION OF WORK
§12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Owner’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Owner, be uncovered for the Owner’s examination and be replaced at the Contractor’s expense without change in the Contract Time.
§ 12.1.2 If a portion of the Work has been covered which the Owner has not specifically requested to examine prior to it’s being covered, the Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
§ 12.2.1.1 The Contractor shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Contract Documents, for any reason, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s or other consultant’s services and expenses made necessary thereby, shall be at the Contractor’s expense.
§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work (“Warranty Period”) or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the Warranty Period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4. The Warranty Period for all corrective work shall be twelve (12) months from the completion of such corrective work. This obligation shall survive both final payment for

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
the Work and termination of the Contract. All guarantees and warranties will inure to the benefit of Owner, its successors and assigns. Contractor shall also insert the terms of this provision in all subcontracts and/or agreements executed in connection with the services to be performed under the Contract Documents and shall pass such provision to its Subcontractors.
§ 12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.
§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.
§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor Subcontractors, Sub-subcontractors and material suppliers to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.
§ 12.2.6 CALL BACK RESPONSIBILITY. During the Warranty Period set forth above, in connection with the performance of the Work by the Contractor, Contractor hereby agrees that:
     (a) It will within 5 working days from written notice thereof (unless an emergency exists) start to correct any and all deficiencies in the Work (and thereafter diligently pursue to completion) at Contractor’s sole cost and expense;
     (b) The determination as to what constitutes a deficiency will be within the sole discretion of the Owner, whose judgment will be reasonably exercised;
     (c) Failure of the Contractor to make timely performance hereunder will constitute sufficient cause for the Owner to cause the correction of such deficiencies to be performed by others. Further, the cost of such Work will be charged to the Contractor and such cost plus a sum equal to 15% thereof (which additional sum will represent an allowance for the administration by the Owner of such Work) will be charged against the account of the Contractor. If the amount owing the Contractor under this Agreement at the time such Work is performed by others is less than the sum charged against its account, the Contractor will remit the difference to the Owner within five (5) days following Owner’s request therefore.
§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
§ 12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.
ARTICLE 13 MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
§ 13.1.1 The Contract shall be governed by the law of the place where the Project is located without regard to conflict of law rules.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.
§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment as long as such consents contain language acceptable to Contractor.
§ 13.3 WRITTEN NOTICE Any notice provided for herein will be in writing and deemed delivered to the other party when delivered to the address shown for such party in the first Section of this Agreement, or to such other address as may be designated by either party by written notice in accordance with this Agreement, (a) in person, (b) by facsimile transmission (with the original and a copy of the facsimile confirmation following in the United States mail), (c) by overnight delivery service, or (d) by certified mail, return receipt requested. If such notice is given in person or via facsimile transmission, such notice will be deemed to have been given when delivered or transmitted. If such notice is given by overnight delivery service, such notice is deemed received two (2) business days after delivery to the overnight delivery service. If such notice is given by certified mail, such notice will be deemed received two (2) business days after a certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail.
§13.4 RIGHTS AND REMEDIES
§ 13.4.1 Except as otherwise provided herein, duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.
§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.
§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority. The Contractor shall facilitate all such inspections give the Owner timely notice (at least 48 hours) of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded. Lender and its agents may enter upon the site of the Project to inspect the Project and any materials at any reasonable time, upon reasonable advance notice, unless Lender such inspection is of an emergency nature, in which event Contractor shall provide Lender with immediate access to the Project site. Owner will accompany Lender in any such inspection, who shall comply with Project site safety requirements. Contractor will make available to Lender and its agents, for inspection and copying, all Plans and Specifications, shop drawings, books and records, and other documents and information that Lender may request from time to time.
§ 13.5.2 If the Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, Owner will instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
to the Owner, and the Contractor shall give timely notice to the Owner (not less than 48 hours) of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.
§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s and other consultants’ services and expenses shall be at the Contractor’s expense.
§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Owner.
§ 13.5.5 If the Owner is to observe tests, inspections or approvals required by the Contract Documents, the Owner will do so promptly and, where practicable, at the normal place of testing. Neither the observations nor other duties, if any, of the Owner, Lender or the Architect in the administration of the Contract Documents, nor inspections, tests or approvals by the Owner, Lender or any other persons other than Contractor shall relieve Contractor from its obligations to perform the Work in accordance with the Contract Documents.
§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.
§ 13.6 INTEREST
§ 13.6.1 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the Prime Rate plus 2% in effect at the beginning of each month as published in the Wall Street Journal.
§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD As between the Owner and Contractor:
.1	Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2	Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

.3	After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Section 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Section 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.
ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
.2	an act of government, such as a declaration of national emergency which requires all Work to be stopped; or

.3	because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; provided, however, if Owner is disputing the payment in good faith, Contractor shall not have the right to terminate the Contract for nonpayment. If such a dispute is resolved and Owner fails to make the payment in the manner agreed to by the parties in the resolution, Contractor shall have the right to terminate the Contract for nonpayment as set forth herein.

.4	the Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Section 2.2.1.
§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.
§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages. Upon written notice, the Owner shall have 7 days to cure the reason described in Section 14.1.1 or 14.1.2 as the basis for the Contractor’s notice.
§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 14.1.3. However, if there is a dispute about whether the Work stoppage described in Sections 14.1.1 or 14.1.2 or 14.1.4 is due to the act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, then the Contractor shall not have the right to terminate the Contract.
§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor:
.1	refuses or fails to supply enough properly skilled workers or proper materials except in cases where an extension of time is provided under the Contract Documents;

.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3	disregards any material laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction;

.4	otherwise fails to comply with a material provision of the Contract Documents;

.5	if Contractor should be adjudged bankrupt, file or suffer to be filed a petition for relief under the Bankruptcy Act, or make a general assignment for the benefit of creditors; or

.6	if a receiver should be appointed on account of Contractor’s insolvency.
§ 14.2.2 When any of the above reasons exist, the Owner may, without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, three days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
.2	accept assignment of subcontracts pursuant to Article 5 herein; and

.3	finish the Work by whatever reasonable method the Owner may deem expedient including requiring that Contractor’s surety within 30 days of the written notice described herein, immediately proceed with completion of the Work. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.
§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.
§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.
§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1 in accordance with the change order provisions of the Contract. Adjustment of the Contract Sum shall, if applicable, adjust the Contractor’s Fee and Exhibit D’s line item for General Conditions. No adjustment shall be made to the extent:
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2	that an equitable adjustment is made or denied under another provision of the Contract.
§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.
§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall:
.1	cease operations as directed by the Owner in the notice vacate the site and remove all of Contractor’s equipment and materials;

.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3	except for Work directed to be performed prior to the effective date of termination stated in the notice, and except for subcontracts to be assigned to Owner pursuant to Article 5 herein, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.
§ 14.4.3 In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
In no event shall Contractor have a claim for other damages, lost profits, savings, or otherwise on account of the termination of the Agreement pursuant to this provision except as stated herein.
In the event of any termination, the Owner may deduct from any sums due and owing to Contractor according to the provisions of Article 14, the cost to repair and/or correct any defective work.
All Warranties, Indemnity obligations, and any and all claims by the Owner for defective work and/or warranty items, survive any termination of this Agreement.
§14.4.4 CHANGE IN CONTROL
Upon a Change of Control, all of Contractor’s rights hereunder shall, at the Owner’s option and sole discretion, terminate. “Change of Control” means (i) the acquisition of the Contractor by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Contractor are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Contractor’s state of incorporation), unless the Contractor’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity, or (ii) a sale of all or substantially all of the assets of the Contractor.
In case of such termination for a Change in Control, the Contractor, as its sole and exclusive remedy, shall be entitled to receive payment as follows:
     Take the Cost of the Work incurred by the Contractor to the date of termination;
     Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 of AIA111-1997 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and
     Subtract the aggregate of previous payments made by the Owner.
In no event shall Contractor have a claim for other damages, lost profits, savings, or otherwise on account of the termination of the Agreement pursuant to this provision.